As filed with the Securities and Exchange Commission on February 10, 2006
                              Registration No. 333-

    -------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

    -------------------------------------------------------------------------


                         UNIVERSAL DETECTION TECHNOLOGY
                         ------------------------------
             (Exact name of registrant as specified in its charter)


            California                                            95-2746949
            ----------                                            ----------
  (State or other jurisdiction                                  (IRS Employer
of incorporation or organization)                            Identification No.)


                       9595 Wilshire Boulevard, Suite 700
                         Beverly Hills, California 90212
                         -------------------------------
               (Address of principal executive offices) (Zip Code)


                  ---------------------------------------------
                          2006 STOCK COMPENSATION PLAN
                  ---------------------------------------------
                              (Full title of plan)


                             Darrin M. Ocasio, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725
                               -------------------
                     (Name and address of agent for service)


        Registrant's telephone number, including area code (310) 248-3655


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                  Proposed          Proposed
Title of                          Maximum           Maximum
Securities       Amount           Offering          Aggregate       Amount of
to be            to be            Price             Offering        Registration
Registered       Registered       Per Share         Price(1)        Fee
----------       -----------      ------------      ----------      ------------
Common Stock
No par value      7,500,000          $0.85         $637,500.00        $68.22
--------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low stock price of the Registrant's common stock on February 9, 2006.

                                EXPLANATORY NOTE

      This Registration Statement on Form S-8 relates to the issuance of up to 7,500,000 shares of common stock of the Company pursuant to the 2006 Stock Compensation Plan.

                                     PART I

Item 1. Plan Information.

      The documents containing the information specified in Item 1 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

      Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and the Note to Part I of Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference into this Registration Statement the documents listed below. In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents:

      o Reference is made to the Registrant's quarterly report on Form 10-QSB, for the quarter ended March 31, 2005, which is hereby incorporated by reference.
      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 2005, which is hereby incorporated by reference.
      o Reference is made to the Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 2005, which is hereby incorporated by reference.
      o Reference is made to the Registrant's annual report on Form 10-KSB for the year ended December 31, 2004, which is hereby incorporated by reference.
      o all other reports filed by the Registrant pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended since December 31, 2004
      o the description of the Registrant's Common Stock set forth under the heading "Description of Capital Stock" contained in the Registrant's Registration Statement on Form S-1, dated January 17, 1989.

Item 4. Description of Securities.

      Not Applicable.

Item 5. Interests of Named Experts and Counsel.

      Not Applicable.

Item 6. Indemnification of Directors and Officers.

      Our Articles of Incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of our company for breach of a director's duties to us or our shareholders except for liability: (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law; (ii) for acts or omissions that a director believes to be contrary to the best interests of our Company or our shareholders or that involve the absence of good faith on the part of the director; (iii) for any transaction for which a director derived an improper benefit; (iv) for acts or omissions that show a reckless disregard for the director's duty to us or our shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to our company or our shareholders; (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to us or our shareholders; (vi) with respect to certain transactions, or the approval of transactions in which a director has a material financial interest; and (vii) expressly imposed by statute, for approval of certain improper distributions to shareholders or certain loans or guarantees. Our Articles of Incorporation also authorize us to provide indemnification to our agents (as defined in Section 317 of the California Corporations Code), through our Bylaws, by agreement or otherwise, with such agents or both, for breach of duty to us and our shareholders, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

Item 7. Exemption from Registration Claimed.

      None.

Item 8. Exhibits.

EXHIBIT
NUMBER         EXHIBIT
------         -------
4.1            2006 Stock Compensation Plan

5.1            Opinion of Sichenzia Ross Friedman Ference LLP

23.1           Consent of AJ Robins, PC

23.2           Consent of Sichenzia Ross Friedman Ference LLP is contained in
               Exhibit 5.1.

24.1           Power of Attorney (set forth on the signature page)

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on this 10th day of February 2006.

                             UNIVERSAL DETECTION TECHNOLOGY


                             By: /s/ Jacques Tizabi
                                 ---------------------------
                                 Jacques Tizabi
                                 President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jacques Tizabi his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                            Date


/s/ Jacque Tizabi             President, Chief                 February 10, 2006
---------------------------   Executive Officer, and
Jacque Tizabi                 Chairman of the Board
                              of Directors


/s/ Michael Collins           Secretary and Director           February 10, 2006
---------------------------
Michael Collins


/s/ Matin Emouna              Director                         February 10, 2006
---------------------------
Matin Emouna